Exhibit 99.1
March 28, 2011
Heavy-to-Light (HTLTM) patent protection solidified to 2028
Broad fundamental process patent issued in the USA for
Heavy-to-Light Technology
CALGARY, ALBERTA — Robert Friedland, Executive Co-Chairman and Chief Executive Officer and David Dyck, President and Chief Operating Officer of Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN), today announced that a new patent has been successfully issued that broadens and extends Ivanhoe Energy’s intellectual property related to its HTLTM (“Heavy-to-Light”) heavy oil upgrading technology.
The new patent was issued in the United States in the name of Ivanhoe Energy’s technology partner, Ensyn Corporation, and relates to Ensyn’s RTP™ (“Rapid Thermal Processing”), the core technology underlying the HTL process. The United States is an anchor jurisdiction in Ensyn and Ivanhoe Energy’s patent strategy, and successful issuance in the United States is a powerful precedent for successful issuance in additional key jurisdictions. Ivanhoe Energy acquired the rights to the RTP process in 2005 and rebranded the petroleum application as “HTL”, or “Heavy-to-Light”. The new patent covers Ivanhoe Energy’s HTL process as well as Ensyn’s RTP applications related to renewable fuels and chemicals. The new patent expires in 2028.
Heavy oil production and processing is a cornerstone and primary focus of Ivanhoe Energy and HTL heavy oil upgrading is a key competitive advantage of Ivanhoe Energy’s heavy oil business plan worldwide. Currently, Ivanhoe Energy’s heavy oil asset portfolio includes the 40,000 barrels per day Tamarack Project in Western Canada and the Pungarayacu Project in Ecuador which contains externally verified Original Oil in Place (classified as “undiscovered resources” under the COGE Handbook) of between 4 billion and 12 billion barrels. Ivanhoe Energy’s business plan also includes expansion opportunities related to integrated HTL upstream heavy oil in Canada and internationally, as well as HTL midstream opportunities worldwide. This new patent fortifies and extends the life of Ivanhoe Energy’s HTL technology advantage in the heavy oil industry.

“This new patent is a welcome addition to the existing patent portfolio protecting our HTL intellectual property”, said Dr. Mike Silverman, Executive Vice President and Chief Technology Officer of Ivanhoe Energy. “These include patents issued in the name of Ensyn, like this new patent, as well as patents related specifically to HTL heavy oil upgrading and which have been issued directly in the name of Ivanhoe Energy”.
Dr. Robert Graham, Ensyn Corporation’s Chief Executive Officer said “This is a broad, important patent for both Ivanhoe Energy and for Ensyn. We look forward to working with Mike Silverman and his technology group in the continued addition of patent protection as we advance the application of this technology in our respective industries”.
Ivanhoe Energy Inc. is an independent, international heavy oil development and production company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary, patented heavy to light upgrading process (HTL™). Core operations are in Canada, Ecuador, China and Mongolia, with business development opportunities worldwide. Ivanhoe’s shares trade on the NASDAQ Capital Market with the ticker symbol IVAN and on the Toronto Stock Exchange under the symbol IE.
For more information about Ivanhoe Energy Inc. please visit our web site at www.ivanhoeenergy.com.
For Further Information Contact:	David Dyck: 1 (403) 817-1138 Dorreen Miller: 1 (403) 817-1108 info@ivanhoeenergy.com
FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements which are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include risks disclosed in Ivanhoe Energy’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

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